FORM OF
                                  AMENDMENT TO
                          FUND ADMINISTRATION AGREEMENT


         This Amendment dated as of January 1, 2001, is to the Fund Administration Agreement made as of October 1, 1996 (the "Agreement") by and between Franklin Templeton Services, Inc., a U.S. registered investment adviser and Florida corporation (the "Administrator") and Templeton Developing Markets Trust (the "Trust").

                                   WITNESSETH:

     WHEREAS, both the Administrator and Trust wish to amend the Agreement;

     WHEREAS, the Administrator merged into FRANKLIN TEMPLETON SERVICES, LLC, a Delaware limited liability company, a successor entity, on January 1, 2001;

     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

     3. Administrator's name is henceforth to be known as "Franklin Templeton Services, LLC."

     4. All references to the Administrator being a "Florida corporation" in the Agreement are hereby changed to a "Delaware limited liability company."

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.


                                   FRANKLING TEMPLETON SERVICES, LLC


                                    By:_______________________________________
                                            Jimmy D. Gambill
                                            President

                                    TEMPLETON DEVELOPING MARKETS TRUST


                                    By:_______________________________________
                                            J. Mark Mobius
                                            President